Exhibit 10.5

1 www.livewirecloud.com | legal@livewirecloud.com Copyright © 2021 - 2022 - Livewire Cloud Master Services Agreement (MSA) Applies to Livewire’s Cloud offering Available from all Tier3 and Tier1 Datacenters Master Service Agreement Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2

www.livewirecloud.com | legal@livewirecloud.com
Copyright © 2021 - 2022 - Livewire Cloud

Table of Contents

1. Entire Agreement; Acceptance; Order of Precedence; Revocation ... 3
2. The Products and Services ... 3
3. Price and Payment ... 3
4. Term and Termination ... 4
5. License Grant ... 5
6. Software and Services supplied AS IS ... 5
7. Warranties ... 5
8. Software Support ... 6
9. Services Provided by Livewire ... 7
10. Shipping ... 8
11. Return ... 8
12. Limitation of Liability; Indemnification ... 9
13. Intellectual Property ... 9
14. No Control ... 10
15. Miscellaneous ... 10
16. Governing Law; Dispute Resolution ... 11
17. Signature ... 11

CONFIDENTIAL

2

LIVEWIRE CLOUD Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2

3 www.livewirecloud.com | legal@livewirecloud.com Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2 Copyright © 2021 - 2022 - Livewire Cloud Terms and Conditions The following presents Livewire Cloud Group (“Livewire") standard terms and conditions (“Terms and Conditions”) applicable to the sale of its products and services (“Products and Services”) . When used in these Terms and Conditions, “You” and “ Your ” refer to the individual entering into this agreement (when entering into this agreement on behalf of yourself) or the entity entering into this agreement (when entering into this agreement as an authorized representative on behalf of such entity) . 1. Entire Agreement; Acceptance; Order of Precedence; Revocation These Terms and Conditions apply to any offer, order form, quote, bid, or proposal (“Offer”) issued by Livewire to You concerning the provision of Livewire’s Products and Services . You may accept an Offer by executing a copy of the Offer and returning it to Livewire by email, Adobe Sign, DocuSign, SignNow, facsimile, or courier or by clicking the “I ACCEPT” box in the order portal if the Offer is in click - through form . Upon acceptance of an Offer by You, the terms of the Offer, together with any applicable end - user license agreement (“EULA”) and these Terms and Conditions together become and constitute a binding agreement (“Agreement”) between You and Livewire . Unless otherwise provided in the Offer, in the event of a conflict between these Terms and Conditions, the EULA, and the Offer, the Offer shall prevail over the EULA which shall prevail over these Terms and Conditions . Prior to final acceptance by You, the Offer is revocable by Livewire . 2. The Products and Services The Products and Services for each Agreement shall be identified in the Offer. 3. Price and Payment 1. All prices quoted in the Offer are exclusive of sales taxes, value - added taxes, duties (including import duties), charges, levies, assessments and all other taxes and fees of any kind arising from Your purchase, import or export of the Products and Services (hereinafter, “Taxes”) . Payment of all Taxes shall be Your sole responsibility . You agree to reimburse Livewire for, and to indemnify and hold Livewire harmless from, any such Taxes . Livewire will invoice You in the event it is charged for any Taxes, and You shall pay any such invoice for Taxes in the same manner as all other invoices for Products and Services under Section 3 . 2 . 2. Prices will be fixed during the Initial Term of the Agreement . Livewire will have the right to adjust its prices at renewal to then applicable service pricing . 3. Payment terms are within Livewire’s sole discretion . The license costs, setup fees, hardware costs, monthly recurring costs (excluding usage costs) or any other one - off items shall be invoiced in advance . Usage costs will be invoiced at month end . Invoices for Products and Services are due and payable upon receipt of Livewire’s invoice . In case payment is not received within twenty (20) days after the invoice date, the outstanding amount shall be increased automatically and without prior notice of default by an interest rate of two percent ( 2% ) per month or the highest rate allowed by relevant law if less, until the outstanding amount is paid . If full payment is not received

4 www.livewirecloud.com | legal@livewirecloud.com Copyright © 2021 - 2022 - Livewire Cloud in timely fashion, Livewire shall have the right, in addition to any other rights it may have at law, in equity or as agreed between both parties, to (i) terminate the Agreement, (ii) cease the production or shipping of any other Products ordered by You, and/or (iii) suspend one or more of the Services for which the payment is due until such time as the payment due is received by Livewire in full (“Suspension Period”) . Livewire shall be held harmless and shall be indemnified by You against any costs, fees, expenses or claims arising from or related to Livewire’s exercise of its rights and remedies under this Section . 4. If You dispute an invoice, you will provide Livewire with a notification specifying the nature of the dispute and the amount involved and pay Livewire the undisputed portion of the invoice within twenty (20) days after the invoice date . Invoice dispute notifications must be sent by You to Livewire within not more than twenty (20) days after invoice date by email OR a registered letter to the address of Livewire’s Salinas office at 1325 Abbott Street, Ste 1 , Salinas, CA, 93901 to the attention of the accounting department . If not received by such time, all invoices will be deemed accepted by You . If any withheld amount is later found to be payable to Livewire, you shall pay such amount plus interest pursuant to Section 3 . 2 . 5. Notwithstanding delivery of and passing of risk in the Products, title to the Products shall not pass to You until final and full payment of the applicable fee(s) in cleared funds by You to Livewire, including any additional charges, interest, Taxes and costs . 6. Livewire will start to bill for Services on the date on which You are notified that the Services are active and You can start using them . 4. Term and Termination 1. The initial term of the Agreement (“Initial Term”) shall be agreed upon in the Offer and shall commence on the date of Your acceptance of the Agreement . The Agreement can be renewed for successive periods of one year / two year (each a “Renewal Term”) by executing a new agreement/renewal of the existing agreement as desired by both parties . 2. Notwithstanding anything to the contrary contained in the Agreement, Livewire may, at its option and in addition to any other rights and remedies available at law or equity, terminate the Agreement : (i) anytime during a Suspension Period upon thirty (30) days prior notice ; (ii) upon thirty (30) days prior written notice and the opportunity to cure upon Your actual breach of any material warranties and obligations contained in these Terms and Conditions, such as those contained in Section 7 , and (iii) upon You becoming insolvent or bankrupt or making an assignment for the benefit of creditors or appointing (or having appointed) a receiver or trustee in bankruptcy or upon any proceeding in bankruptcy, receivership of liquidation being instituted against You and continuing for thirty (30) days without being dismissed . 3. You may terminate the Agreement upon Livewire’s failure to cure a material breach within (30) days of receiving written notice by email / written letter of such breach . 4. Livewire reserves the right to interrupt the service, as needed for technical interventions designed to improve its operations or maintenance procedures, we refer to the procedures included in our SLA and SLO document, which is available for review at https://www.livewirecloud.com/support - procedures/ Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2

5 www.livewirecloud.com | legal@livewirecloud.com Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2 Copyright © 2021 - 2022 - Livewire Cloud 5. License Grant 1. Subject to the terms of the Agreement and upon payment in full of any and all related fees, Livewire grants You a limited, non - exclusive, non - assignable right to use the Products and Services and to resell the Products and Services to end users who will use the Products and Services for their own internal purposes (“End Users”) . 2. You have the right to create promotional materials for the Products and Services and, as part of that process, you may use and modify the promotional materials and rebrand or white label product manuals provided to You (“Modified Materials”) ; provided that You may not distribute any such promotional materials for the Products or the Services unless You first provide Livewire with copies and obtain Livewire’s consent to such distribution . 3. You shall be solely and fully responsible for the operation, integrity and security of all Products and Services provided to You, including ensuring that all of Your personnel working with the Product and Services are adequately trained and experienced with the Products and/or Services . 4. You shall be solely and fully responsible for ensuring that all End Users have accepted the EULA, for any software which is part of Livewire’s product/service package . These EULA are available for review for each software vendor’s website . 6. Software and Services supplied AS IS By accepting the Agreement, You confirm and agree that the software portions of the Products and the Services provided by Livewire are delivered” as is” . You are in a position to evaluate the software and the Services . 7. Warranties 1. Livewire represents and warrants to You, as of the date on which You entered the Agreement, that: 1. Hardware components that are part of Livewire’s Product / Service bundle have a standard warranty as per contracted agreement / managed hosting agreement . Meaning if you are on monthly payment terms with contract duration of one year or two - year Livewire will perform all hardware replacement within livewire managed datacenter for specified duration as a part of managed hosting services . See Section 11 of these Terms and Conditions for remedies available to You for warranty claims . 2. Livewire reserves the right to modify or discontinue the warranties described herein at any time, in Livewire’s sole discretion . Such modification or discontinuation shall not affect or diminish any warranties in place prior to such modifications or discontinuation . 3. Livewire disclaims all warranties other than the warranties expressly stated in the Agreement . WITHOUT LIMITATION, LIVEWIRE DISCLAIMS ALL WARRANTIES PERTAINING TO THE SOFTWARE PORTIONS OF THE PRODUCTS AND THE SERVICES, BOTH OF WHICH ARE LICENSED TO YOU “AS IS”, AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE PRODUCTS AND SERVICES

6 www.livewirecloud.com | legal@livewirecloud.com Copyright © 2021 - 2022 - Livewire Cloud 2. Your Warranties. You represent and warrant to Livewire, as of the date on which You entered the Agreement, that: 1. You are the true and lawful owner or licensee of all software not supplied by Livewire that You use with the Products and Services (including operating system licenses and all other applications), and You have the full right and ability to use such software . 2. Your use of Livewire controlled IP addresses and the Services, including any data transmitted, stored or received through use of the IP addresses, the Products, and/or the Services will not (i) violate any applicable laws, regulations, the EULA and acceptable use policy (“AUP”), (ii) cause a breach of any agreement with any third parties, or (iii) interfere with Livewire’s network or with any Livewire customer’s use of Livewire’s products or services . 3. You shall be solely responsible and liable for the proper configuration, operation and management of all software not supplied by Livewire ; and You shall defend, indemnify and hold Livewire, its officers, directors, employees, agents, successors and assigns harmless from and against any and all third party claims relating to Your use of such software . 4. You have obtained all necessary consents to conduct Your business in compliance with all applicable laws and regulations, including without limitation, all applicable privacy laws and regulations, and You will comply with all such applicable laws throughout the Agreement . 5. If the Services location is not controlled by Livewire, you shall provide Livewire access (as Livewire may reasonably request) to all necessary network, firewall, servers and other equipment to enable Livewire to provide the Services . 6. You shall be solely responsible and liable for complying with the terms and conditions, partnership agreements or any other required forms of any third party license resold by Livewire, and You shall defend, indemnify and hold Livewire, its officers, directors, employees, agents, successors and assigns harmless from and against any and all third party claims relating to Your use of such software . 7. You are not storing or processing EU data or data which is in scope of the EU GDPR legislation and You will indemnify Livewire and its officers, directors, employees, agents, successors against any costs or losses related to GDPR enforcement . 8. Software Support Support to the software components comprising the Products is invoiced on a monthly basis . The right to receive support will be subject to timely payment of the invoices as stated in Section 3 . The actual tools and procedures to request software support from the Livewire support team are described in the Support Guide, which is available for review at https : //www . livewirecloud . com/support - procedures/ Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2

7 www.livewirecloud.com | legal@livewirecloud.com Copyright © 2021 - 2022 - Livewire Cloud 9. Services Provided by Livewire 1. Livewire shall provide the Services from Livewire’s operated facility or from a different facility specified by You as described in the Offer . If the Services location is not controlled by Livewire, the provided Services are limited to actions that can be performed remotely without the need to have physical access to hardware onsite . In case on - site assistance by Livewire employees is required in a location not controlled by Livewire, you indemnify Livewire and its officers, directors, employees, agents, successors and assigns against any claims, demands, liabilities, penalties, damages, judgment or other expenses (including attorney’s fees and court costs) in respect of damage to property, death or personal injury arising from any non - conformity or unsafe conditions at such location . 2. Upon Your request, Livewire can assign, for the duration of the Initial Term and any Renewal Term thereof, a certain number of IP addresses, which will be agreed by the parties and provided in the Offer . Any requested IP addresses as stated therein will be assigned by Livewire based on information supplied by You in the IP address Justification Form in compliance with ARIN policies ( www . arin . net ) . The IP Address Justification Form can be requested from support team at support@livewirecloud . com . You acknowledge that (i) IP addresses are assigned to You as part of the base Services and are not transferable, and (ii) control of the IP addresses remains with Livewire, and no right, title or interest in or to the IP addresses passes to You . You agree that any renumbering required of IP addresses upon termination or expiration of the Agreement is Your sole and exclusive responsibility . 3. If the Services location is controlled by Livewire, Livewire shall perform the necessary hardware installation (Your hardware or Livewire - assigned hardware) including any software needed to make the Products and Services accessible for You . If the Services location is not controlled by Livewire, it will be Your responsibility to perform the hardware installation, and You will make the hardware remotely accessible so Livewire can perform the necessary software installations . 4. The Services identified in the Offer may include, among others, the creation and/or hosting of a micro website promoting your offering to your customers . If so, Livewire provides the Services “as is” and makes no representations or warranties in relation to such micro website, the accessibility and/or availability thereof, and/or the information and materials provided thereon . Livewire will offer the hosting services (if any) relating to the aforementioned micro website out of a Livewire selected and controlled Service location . Livewire does not warrant that the micro website will be constantly available, or available at all . By using the micro website, you agree that you will not bring any claim personally against Livewire and/or Livewire’s officers, employees, agents, subsidiaries, successors or assigns . The present limitations of liability will apply to the aforementioned persons . 5. Livewire’s obligations to initiate delivery of and continue to provide the Services shall be contingent upon You fulfilling the following obligations at Your sole cost and liability : 1. Complying with the AUP throughout the term of the Agreement, which is available for review at https://livewirecloud.com/acceptable - use - policy - aup/ Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2

8 www.livewirecloud.com | legal@livewirecloud.com Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2 Copyright © 2021 - 2022 - Livewire Cloud 6. Livewire is not responsible for properly licensing the software You use with the Products and Services, including without limitation, any third party software not supplied by Livewire . You shall fully cooperate with any third party audit request seeking to verify Your compliance or Livewire’s compliance with third party license requirements . Livewire may, in its sole discretion, refuse to include connectivity to any of Your hardware or software not supplied by Livewire when Livewire determines in its reasonable discretion that such hardware or software is not fully compatible with Livewire’s software or when such hardware is not compatible with government electrical safety codes and rules . 7. You will allow Livewire to keep Livewire - supplied software resident on Your hardware or on the Livewire assigned hardware solely for Livewire’s use in providing Services as set forth herein . You acknowledge that You have no ownership interest in such Livewire software and that Livewire may remove its software from Your hardware upon termination or expiration of the Agreement for any reason . 10. Shipping 1. Livewire will use reasonable commercial efforts to ship the Products to You within ten (10) business days following the confirmation of the execution of an Agreement by You and to notify You in case this time frame cannot be met . 2. Products may be delivered in one or more shipments and may arrive on different dates. 3. Products will be shipped in accordance with the terms of the Offer . Products will be shipped “ Ex Works ” (“EXW”) pursuant to the ICC Incoterms 2010 . All shipping costs, insurance, handling and Taxes will be at Your expense . 11. Return 1. No Products or Product components may be returned under a Product warranty claim unless You notify Livewire of Your warranty claim and obtain from Livewire a Return Material Authorization (“RMA”) . Replacement components will be shipped on the next business day following Livewire’s approval of Your RMA . Faulty components must be returned in the time allotted . If a Product or component is required to be returned under a Product warranty claim, the returned Product needs to be returned to the address indicated in the Offer . You will ensure that the returned Product or component is packaged and shipped pre - paid, in a manner suitable for delivery, and that the package is both certified and sufficiently insured . You will bear all responsibility for the safe and timely delivery of such packages to the return address indicated in the Offer . Your failure to adhere to such time table may result in You being charged for replacement components . If Livewire determines that the returned components have been tampered with or no fault is found, or if it is determined that the warranty on the returned components has expired or is void, you will bear the freight and shipping costs for the replacement component, as well as the shipping costs for the return of the original component . 2. The components comprising the Products cannot be traded in or upgraded . You are hereby instructed that if any purchased Product is modified in any manner, any such modifications will void the Product’s warranty . Further, your use or installation of any unauthorized third party components or any unauthorized servicing of the hardware components of the Products will void

9 www.livewirecloud.com | legal@livewirecloud.com Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2 Copyright © 2021 - 2022 - Livewire Cloud the Product warranty and may result in additional fees and/or costs to You. 3. Livewire reserves the right, in its sole discretion, to use new, like - new or refurbished components when repairing or replacing hardware components under warranty. 4. Returns of any Products or Product components outside of the applicable warranties or warranty period or for which the applicable warranty is void will not be accepted. 12. Limitation of Liability; Indemnification 1. Livewire shall have no liability with respect to any claims arising out of or related to the Agreement for any indirect, consequential, exemplary, special or punitive damages, even if Livewire has been advised of the possibility of such damages . Livewire’s total liability and financial obligation to You under any claim or cause of action, including without limitation, breach of contract, breach of warranty or negligence, shall be limited to the amounts actually paid by You to Livewire for the Product and/or Services under this Agreement during the six (6) month period prior to the date the claim arose . Notwithstanding the foregoing, the parties acknowledge and agree that Livewire’s sole liability and Your sole remedy for any breach of any warranty described herein is expressly limited to a credit of the fee paid by You to Livewire for the relevant Products under warranty . Some jurisdictions do not allow the exclusion of certain warranties or the limitation or exclusion of liability for incidental or consequential damages . Accordingly, some or all of the above exclusions or limitations may not apply to You, and You may have additional rights . In such jurisdictions, Livewire’s liability is limited to the greatest extent permitted by law . 2. You shall indemnify and hold Livewire harmless from and against all claims, causes of actions, expenses, costs and fees (including attorney fees) that Livewire incurs as a result of Your breach of the Agreement . 13. Intellectual Property 1. You acknowledge that between the parties, Livewire is, and shall remain, the sole and exclusive owner and/or authorized licensor of all trademarks, copyrights, patents, works of authorship, property rights, goodwill and any other intellectual property right comprising or contained in the Products and Services . 2. All other Trademark, Logo, Registered Mark are property of respective organizations and brand owners . Livewire do not claim any ownership on these intellectual properties . 3. You shall not take any action that directly or indirectly injures, diminishes, or may tend to injure or diminish any of Livewire’s intellectual property rights, nor shall You encourage any third person to do so . You agree to inform Livewire immediately of any infringement of any of Livewire’s intellectual property rights of which You may become aware .

10 www.livewirecloud.com | legal@livewirecloud.com Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2 Copyright © 2021 - 2022 - Livewire Cloud 14. No Control You acknowledge that Livewire does not own or have any control over the content, availability, accuracy or any other aspect of any information, data, files, pictures or content in any form or any type (“Content”) made accessible or available by or to You or Your End Users through the use of the Products and Services . Livewire does not monitor the use of the Products and Services by You or Your End Users except as provided in the Agreement . You shall indemnify, defend and reimburse Livewire for, and hold Livewire harmless from, any and all claims or lawsuits of any person and resulting costs (including reasonable attorney’s fees), damages, losses, consequences, awards and judgments : (a) based on the use by You or any third party of Content retrieved from or produced by the Products or Services, or (b) based on injury to any person or property attributable in whole or in part, directly or indirectly, to any operation, function or malfunction of the Products or Services or any part thereof . 15. Miscellaneous 1. Livewire shall not be held liable or responsible for any delay or failure by Livewire to comply with the Agreement occasioned by any cause beyond its reasonable control, including but not limited to transportation delays, Acts of God, earthquake, fire, flood, accident, strike, lockout, war, riot, civil unrest, martial law, embargo, excessive demand, government regulations or any other cause or circumstance which prevents or hinders Livewire’s performance . 2. The delay or failure by either party to exercise or enforce any of its rights under the Agreement shall not constitute or be deemed a waiver of that party’s right thereafter to enforce those rights, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right . No amendment or waiver of any provision of the Agreement shall be effective, unless it is in writing and is signed by both parties . 3. If any provision of the Agreement, including these Terms and Conditions, is held to be void, the remaining provisions shall remain valid and shall be construed in such a manner as to achieve their original purposes in full compliance with the applicable laws and regulations . 4. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, permitted successors . Livewire may assign the Agreement in its sole discretion, and You shall be provided notice of such assignment thereafter . The Agreement is personal to You and, accordingly, shall not be assigned by You without the prior written consent of Livewire, which Livewire may withhold for any reason . An assignee of either party authorized hereunder shall be bound by all the terms of the Agreement and shall have all of the rights and obligations of the assigning party set forth therein . The provisions contained the Agreement are for the sole benefit of the parties to the Agreement . 5. Your relationship with Livewire is that of an independent End User or reseller of the Products and Services . Your relationship with Livewire shall not be interpreted to mean that the parties have agreed to form a company, an association or a joint venture .

11 www.livewirecloud.com | legal@livewirecloud.com Copyright © 2021 - 2022 - Livewire Cloud 16. Governing Law; Dispute Resolution All disputes arising out of or in connection with the Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be resolved by binding arbitration conducted in English in Salinas, California . The arbitration shall be before a single arbitrator selected by Livewire and approved by You, and it shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures . Each party will bear its own costs and expenses except that the arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees, to the prevailing party . The arbitration, along with all filings and decisions, will be confidential except as necessary to enforce the award . Nothing in this Section will prevent the parties from moving for equitable relief, but the parties agree to submit to the jurisdiction of the state and federal courts of Salinas, CA for all claims involving equitable relief . The parties agree that the U . N . Convention on Contracts for the International Sale of Goods shall not govern the terms, interpretation or enforcement of the Agreement . Signature CorpTech Holding Inc. Company Name Orie Rechtman Contact Name As CEO Title Signature February 1st, 2023 Effective Date Address Corp Tech Holding Inc 21200, Oxnard St. Suite 6630 Woodland Hills, CA, 91367 Livewire Cloud – Master Service Agreement | Terms and Conditions Version 1.2